INCORPORATED IN THE STATE OF NEVADA


                          CENTENARY INTERNATIONAL CORP.
                          50,000,000 AUTHORIZED SHARES
                           PAR VALUE: $0.01 PER SHARE

                                                            CUSIP #: 15134R 10 7

THIS  CERTIFIES  THAT



IS  THE  RECORD  HOLDER  OF


                          CENTENARY INTERNATIONAL CORP.
   Transfereable on the cooks of the corporation in person or by duly authorized attorney upon surrender of this Certificate property endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the
                                   Registrar.

   Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.



Dated:

                         [CENTENARY INTERNATIONAL CORP.
                                CORPORATE NEVEDA
                                 CORPORATE SEAL]

/S/  EDVARDO SAGARNAGA                              /S/  HECTOR A. PATRON COSTAS
----------------------                              ----------------------------
       President                                            Secretary

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